 Exhibit 99.1

FOR IMMEDIATE RELEASE

SAEXPLORATION ANNOUNCES COOPERATION AGREEMENT WITH COMESA TO JOINTLY DEVELOP SEISMIC PROJECTS IN MEXICO

February 17, 2014 – HOUSTON, TX – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCBB: SAEXW) today announced the signing of a three year strategic cooperation agreement with COMESA to jointly source, acquire and process 2D and 3D seismic data. SAE and COMESA will leverage the respective strengths of the partnership to source and conduct new transition zone and shallow-water projects within Mexico, along with data processing opportunities in South America, which are deemed mutually beneficial to both parties.

Under the terms of the agreement, both companies will share their expertise, resources and technologies in an effort to pursue and fulfill new seismic projects in the region. All project awards earned through this partnership will be contracted separately from this agreement on a project-by-project basis. Joint business development efforts are currently underway.

Brian Beatty, President and CEO of SAE, commented, “We formed this partnership as a response to the increased level of interest in exploration activity within Mexico and the need for enhanced data processing in South America. SAE’s expertise in logistics and seismic acquisition services in combination with COMESA’s superiority in seismic operations, technology and data processing and interpretation presents a tremendous amount of combined experience and knowledge to the market, enabling us to further solidify our expanding customer base. We are pleased to have the opportunity to work with a well-established and seasoned provider of proven and integral exploration solutions.”

Adan Oviedo, President of COMESA, commented, “This partnership will complement COMESA’s current capabilities to develop new projects in South America in order to consolidate international operations and diversify clients and markets, according to COMESA’s Business Plan.”

About SAExploration Holdings, Inc.

SAE is a leading, vertically-integrated provider of 2D, 3D and 4D seismic data and logistical services with operations throughout South America, North America, and Southeast Asia. SAE specializes in logistically complex regions of the world, and provides a wide range of services to its clients, including surveying, program design, logistical support, data acquisition, processing, infrastructure implementation, camp services, catering, environmental assessment and community relations. SAE services its multinational client base from offices in Canada, Alaska, Peru, Colombia, Bolivia, New Zealand, Malaysia and Brazil. For more information, please visit SAE’s website at www.saexploration.com.

The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the SEC.

Forward Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. These statements can be identified by the use of words or phrases such as "believes," "estimates," "expects," "intends," "anticipates," "projects," "plans to," “will,” “should” and variations of these words or similar words. These forward-looking statements may include statements regarding SAE’s financial condition, results of operations and business and SAE’s expectations or beliefs concerning future periods. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated in this release. These risks and uncertainties include fluctuations in the levels of exploration and development activity in the oil and gas industry, intense industry competition, a limited number of customers, the need to manage rapid growth, delays, reductions or cancellations of service contracts, operational disruptions due to seasonality, weather and other external factors, crew productivity, the availability of capital resources, substantial international business exposing SAE to currency fluctuations and global factors including economic, political and military uncertainties, the need to comply with diverse and complex laws and regulations, and other risks incorporated by reference to SAE’s filings with the Securities and Exchange Commission. Certain risks and uncertainties related to SAE’s business are or will be described in greater detail in SAE’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contacts

SAExploration Holdings, Inc.

Ryan Abney

Vice President, Capital Markets & Investor Relations

(281) 258-4409

rabney@saexploration.com

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